EXHIBIT 10.18

Amendment 2018-1
to the
Devon Energy Corporation
defined contribution RESTORATION Plan

The Devon Energy Corporation Defined Contribution Restoration Plan (the "Plan") is irrevocably amended as follows:

1.Article IX of the Plan ("Amendment and Termination") is amended to add a new Section 9.2 is added to the Plan to read as follows:

"9.2Termination of the Plan for EnLink Participants.  On July 18, 2018, the Company consummated the sale of its ownership interests in EnLink Midstream Partners, LP and EnLink Midstream, LLC described in the Purchase Agreement, dated June 5, 2018, by and among Devon Gas Services, L.P. And Southwestern Gas Pipeline, L.L.C., as Sellers, Enlink Midstream Manager, LLC, Devon Energy Corporation, And GIP III Stetson I, L.P. And GIP III Stetson II, L.P., as Acquirors (the "EnLink Sale"), which constituted a change in control event within the meaning of Treasury Regulation §1.409A-3(i)(5).  Accordingly, in connection with the consummation of the EnLink Sale, the portion of the Plan consisting of the Accounts of the Participants who were employed by a company that experienced a change in control event upon the EnLink Sale (the "Affected Participants") is irrevocably terminated and liquidated in accordance with Treasury Regulation §1.409A-3(j)(4)(ix)(B), and all accrued and unpaid benefits payable to Affected Participants under the Plan shall be distributed to the Affected Participants in a single lump sum payment in accordance with Treasury Regulation §1.409A-3(j)(4)(ix)(B)."

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IN WITNESS WHEREOF, Devon Energy Corporation (acting through its authorized delegate) has caused this Amendment 2018-1 to the Plan to be executed this 21st day of August, 2018.

DEVON ENERGY CORPORATION

By:	/s/ Tana K. Cashion
Name:	Tana K. Cashion
Title:	Senior Vice President, Human Resources

[Signature Page to Amendment 2018-1 to the Devon Energy Corporation

Defined Contribution Restoration Plan]